Exhibit 8.1

Permanent Funding (No. 2) Limited                    ALLEN & OVERY LLP
35 Great St. Helen's                                 1221 Avenue of the Americas
London EC3A 6AP                                      New York, NY  10020  USA
United Kingdom
                                                     Tel  +1 212 610 6300
                                                     Fax  +1 212 610 6399
Our ref  33775-00220 ICM:5353916.2

September 27, 2007

RE: PERMANENT FUNDING (NO. 2) LIMITED REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as United States tax counsel to Permanent Funding (No. 2) Limited, a public limited company incorporated under the laws of England and Wales, and Permanent Master Issuer PLC, a public limited company incorporated under the laws of England and Wales (the ISSUING ENTITY), in connection with the preparation of the registration statement on Form S-3 (the REGISTRATION STATEMENT) that was filed with the Securities and Exchange Commission (the COMMISSION) under the Securities Act of 1933, as amended (the ACT), on August 17, 2006, as amended on the date hereof, of which the prospectus supplement and prospectus (collectively, the PROSPECTUS) form a part. The Registration Statement and Prospectus relate to the Issuing Entity's issuance from time to time of class A notes, class B notes, class M notes, class C notes and class D notes in one or more series (the US NOTES). The Notes will be issued pursuant to a trust deed between The Bank of New York and the Issuing Entity.

As United States tax counsel, we have advised the Issuing Entity with respect to certain United States tax consequences of the proposed issuance of the US Notes. This advice is summarized under the headings "Summary - Material United States tax consequences" in the prospectus supplement that is part of the Registration statement and under the headings "Summary of prospectus - United States tax status" and "United States federal income taxation" in the prospectus that is part of the Registration Statement (collectively, the DISCUSSIONS), each relating to the US Notes. We hereby confirm that the opinions set forth in the Discussions represent our opinions as to the matters of law covered by them.

This letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to particular US Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates issuance of US Notes with numerous different characteristics, the particular characteristics of such US Notes must be considered in determining the applicability of this opinion to particular US Notes.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. We are aware that we are referred to in the Discussions and under the heading "Legal matters" in the prospectus supplement and in the prospectus, and we hereby consent to the references to us in those sections without thereby implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Allen & Overy LLP

ALLEN & OVERY LLP




Allen & Overy LLP is a limited liability partnership registered in England and Wales with registered number OC306763. It is regulated by the Solicitors Regulation Authority of England and Wales. The term partner is used to refer to a member of Allen & Overy LLP or an employee or consultant with equivalent standing and qualifications. A list of the members of Allen & Overy LLP and of the non-members who are designated as partners is open to inspection at its registered office, One Bishops Square, London E1 6AO.

Allen & Overy LLP or an affiliated undertaking has an office in each of:
Amsterdam, Antwerp, Bangkok, Beijing, Bratislava, Brussels, Budapest, Dubai, Dusseldorf, Frankfurt, Hamburg, Hong Kong, London, Luxembourg, Madrid, Mannheim, Milan, Moscow, New York, Paris, Prague, Riyadh (associated office), Rome, Shanghai, Singapore, Tokyo and Warsaw.